UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2020

OneSpaWorld Holdings Limited

(Exact name of registrant as specified in its charter)

Commonwealth of The Bahamas	001-38843	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Harry B. Sands, Lobosky Management Co. Ltd.

Office Number 2

Pineapple Business Park

Airport Industrial Park

P.O. Box N-624

City of Nassau, Island of New Providence, Commonwealth of The Bahamas

(Address of principal executive offices)

N/A

(Zip Code)

(242) 322-2670

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value (U.S.) $0.0001 per share	OSW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2020, OneSpaWorld Holdings Limited (“OneSpaWorld” or the “Company”) announced that Glenn Fusfield, Chief Executive Officer and member of the Board of Directors of OneSpaWorld (the “Board”), plans to retire following a transition period during which he will remain in his current position and continue to run the business in the ordinary course until his retirement on March 31, 2021, unless his employment is terminated earlier pursuant to the terms of the Transition Agreement (such applicable date, the “Retirement Date”). Following the Retirement Date, Mr. Fusfield will continue to serve as member of the Board, but in the capacity of a non-employee director. The Board expects to appoint Leonard Fluxman, currently the Executive Chairman of OneSpaWorld, as the Chief Executive Officer upon the Retirement Date. Furthermore, OneSpaWorld expects to appoint Susan Bonner as its Chief Commercial Officer in October 2020. In connection with Mr. Fusfield’s transition and retirement, OneSpaWorld and Mr. Fusfield entered into a transition and retirement agreement, dated as of September 15, 2020 (the “Transition Agreement”), which supersedes the employment agreement between OneSpaWorld and Mr. Fusfield, dated November 1, 2018 (the “Employment Agreement”). Pursuant to the Transition Agreement, Mr. Fusfield will remain employed through March 31, 2021, unless Mr. Fusfield resigns on an earlier date or the Company terminates Mr. Fusfield’s employment prior to March 31, 2021 by providing not less than 30 days’ notice or at any time upon a termination for “cause” (as defined in the Employment Agreement).

Under the terms of the Transition Agreement, during the remaining period of Mr. Fusfield’s employment with the Company, he will be eligible to continue to participate in the Company’s employee benefit plans and receive his base salary at its current rate prior to October 1, 2020, and at an annualized rate of $648,900 from October 1, 2020 through the Retirement Date. Furthermore, if Mr. Fusfield does not resign prior to March 31, 2021, is not terminated by the Company for “cause”, and timely re-executes the general release of claims in favor of the Company and complies with the terms of the Transition Agreement, he will (i) receive a grant of 166,667 performance stock units (“PSUs”) under the Company’s 2019 Equity Incentive Plan, pursuant to an award agreement substantially in the form utilized by the Company for the most recent grants of PSUs to its executive officers, (ii) immediately vest on January 21, 2021 in one-third of the restricted stock units (“RSUs”) granted to him on January 21, 2020, with the remaining portion of such award being forfeited and (iii) be eligible to receive up to 18 months’ of COBRA continuation coverage for himself and his dependents and reimbursement of monthly premiums. The Transition Agreement also provides that Mr. Fusfield will remain eligible to exercise his stock options granted to him on March 26, 2019 for a period of only 30 days following the termination of his employment.

Each of the payments and benefits set forth above is subject to Mr. Fusfield’s continued compliance with the terms and conditions of the Transition Agreement and all of his continuing restrictive covenant obligations, including those concerning confidentiality, mutual non-disparagement, assignment of intellectual property, non-competition and non-solicitation of customers, suppliers and employees.

The foregoing is not a complete description of the parties’ rights and obligations under the Transition Agreement and is qualified by reference to the full text and terms of the agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing Mr. Fusfield’s transition and the expected appointments of Mr. Fluxman and Ms. Bonner is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and is not incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Transition and Retirement Agreement, dated September 15, 2020, between OneSpaWorld Holdings Limited and Glenn Fusfield.

99.1	Press Release of OneSpaWorld Holdings Limited, dated September 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2020	OneSpaWorld Holdings Limited

	By:	/s/ Stephen B. Lazarus
Stephen B. Lazarus
Chief Operating Officer and Chief Financial Officer

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